Cheetah Oil & Gas Ltd. Summer 2010 Update

Vancouver, British Columbia CANADA, July 28, 2010 Cheetah Oil & Gas Ltd. (COHG - OTCBB), (the "Company" or "Cheetah") provides the following information to update shareholders on general developments.

DRILLING UPDATE

The Company and its drilling partners and operator of the Belmont Lake light oil field have completed plans for the upcoming drilling season. It has been proposed and agreed upon that one exploration well and up to two development wells will be drilled in the Belmont Lake oil field and area.

The Mississippi river is currently flowing at high levels but is forecast to fall below flood levels over the next month. This should allow for drilling in September.

PRODUCTION AND CORPORATE UPDATE

Belmont Lake production is currently averaging about 85 BOPD. Once our operator can get back in to the field it is anticipated that the 12-3a well will be worked over and total field production will be over 110 BOPD. Each new vertical well is anticipated to add 100 BOPD to field production. At $75.00 Oil the net backs after expenses and royalties are currently over $50 per bbl making Belmont Lake one of the lower cost fields in operation today.

The Company’s website has been updated with two new presentations that show Belmont Lake and the other exploration lands that will be the focus of exploration after the Belmont Lake field has been fully developed.

About Cheetah:

The Company is a domestic oil & gas producer with its focus on high quality North American oil assets. The Company evaluates corporate opportunities that add value for all stakeholders.

To learn more about Cheetah Oil & Gas Ltd. visit www.cheetahoil.com.

ON BEHALF OF THE BOARD

"Robert McAllister"
Mr. Robert McAllister, CEO

FOR FURTHER INFORMATION PLEASE CONTACT:
Robert McAllister.
(250) 870.2219

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

Cautionary Note to U.S. Investors

In this press release, we have disclosed our proved reserves using the SEC's definition of proved reserves. Proved reserves are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Although the SEC now allows companies to report probable and possible reserves, we have elected not to report on such basis. Investors are urged to closely consider the disclosures and risk factors in our Forms 10-K and 10-Q, available from our offices or on EDGAR at www.sec.gov, including the inherent uncertainties in estimating quantities of proved reserves